Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-279283) on Form S-3 and registration statements (Nos. 333-138830, 333-142583, 333-164545, 333-229444, and 333-284467) on Forms S-8 of our report dated November 13, 2025, with respect to the consolidated financial statements of Sally Beauty Holdings, Inc. and subsidiaries and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Dallas, Texas

November 13, 2025